UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 10, 2009 (August 6, 2009)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (940) 445-0698

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 6, 2009, the Company (“AENP”) announced that it has executed a non-binding Letter of Intent (“LOI”) for the acquisition of Dorado Gold, LLC and Master Petroleum, LLC, both California limited liability companies (together “Dorado”).  Dorado owns 100% of certain placer gold mining claims, land and equipment (the “Joint Properties”) 25 miles north of Weaverville, California.  Additionally, AENP and Dorado executed a 120 day Operating Agreement to jointly participate in the exploration, evaluation, development and mining of gold and other minerals within the Joint Properties (“Joint Venture”).  AENP will bear 100% of all expenses during operations of the Joint Venture and AENP and Dorado will each receive fifty percent (50%) of product or revenues after expenses. AENP will manage the Joint Venture.  The acquisition of Dorado by AENP is subject to AENP’s sole evaluation of the results after the 120 day Joint Venture period is completed.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1      Press Release titled “American Energy Production, Inc. Announces Letter of Intent and Operating Agreement”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: August 10, 2009	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer